UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2018

XIANGTIAN (USA) AIR POWER CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2018, Xianning Xiangtian Energy Holding Group Co., Ltd., formerly Xianning Sanhe Power Equipment Manufacturing Co., Ltd. (“Xianning Sanhe”), an indirect wholly-owned subsidiary of Xiangtian (USA) Air Power Co., Ltd., a Nevada corporation (the “Company”), consummated the previously announced transaction (the “Acquisition”) under a share purchase agreement (“Share Purchase Agreement”), dated as of June 21, 2018, by and among Xianning Sanhe, Sheng Zhou and Heping Zhang (collectively, the “Sellers”), as supplemented and amended, for the purchase of 100% of the capital stock of Hubei Jinli Hydraulic Co., Ltd. (“Hubei Jinli”), a company engaged in the business of manufacturing and sales of hydraulic parts and electronic components in China.

Pursuant to the Share Purchase Agreement, the aggregate consideration for the Acquisition is RMB 150 million (approximately US$23.18 million), consisting of the following: (a) RMB 40 million (approximately US$5.8 million) in cash (the “One-Time Cash Portion”); and (b) cash payments in the aggregate amount of RMB 80.07 million in three installments (the first installment of RMB 25 million (approximately US$3.6 million) payable before June 20, 2019, the second installment of RMB 25 million (approximately US$3.95 million) payable before June 20, 2020, and the last installment of RMB 30.07 million (approximately US$4.4 million) payable before June 20, 2021); and (c) an assumption by Xianning Sanhe of Hubei Jinli’s existing bank loan from Hubei Xianning Rural Commercial Bank in the principal amount of RMB 29.93 million (approximately US$4.63 million).

Pursuant to the supplemental agreement to the Share Purchase Agreement, dated as of June 21, 2018, as amended, during the one year period following the execution of the Share Purchase Agreement, should Hubei Jinli’s annual net profit (the “Net Profit”) exceed RMB 10 million (approximately US$1.55 million), Xianning Sanhe shall pay the Sellers 20% of the Net Profit and if the Net Profit reaches RMB 5 million (approximately US$772,654), but less than RMB 10 million (approximately US$1.55 million), Xianning Sanhe shall pay the Sellers 10% of the Net Profit.

On August 11, 2018, the parties to the Share Purchase Agreement acknowledged that Xianning Sanhe’s obligation to make a cash payment of RMB 40 million (approximately US$5.8 million) to Sellers and Sellers’ obligation to make proper stock transfer registration of 100% of the capital stock of Hubei Jinli under Xianning Sanhe’s name had both been performed and fulfilled.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited financial statements as of April 30, 2018 and for the nine months ended April 30, 2018 and 2017 and the audited financial statements as of July 31, 2017 and 2016 and for the years ended July 31, 2017 and 2016 of Hubei Jinli, and the related notes to the financial statements are filed as Exhibit 99.1 and incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined financial information of Hubei Jinli relating to the Acquisition as of and for the nine months ended April 30, 2018 and for the year ended July 31, 2017 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of June 21, 2018, by and among Xianning Sanhe, Sheng Zhou and Heping Zhang
10.2	Supplemental Agreement, dated as of June 21, 2018, by and among Xianning Sanhe, Sheng Zhou and Heping Zhang
10.3	Amendment to the Share Purchase Agreement, dated as of August 11, 2018, by and among Xianning Sanhe, Sheng Zhou and Heping Zhang
10.4	Amendment to the Supplemental Agreement, dated as of August 24, 2018, by and among Xianning Sanhe, Sheng Zhou and Heping Zhang
99.1	Unaudited financial statements as of April 30, 2018 and for the nine months ended April 30, 2018 and 2017, and the audited financial statements of Hubei Jinli as of July 31, 2017 and 2016 and for the years ended July 31, 2017 and 2016
99.2	The unaudited pro forma combined financial information of Hubei Jinli relating to the Acquisition as of and for the nine months ended April 30, 2018 and for the year ended July 31, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2018

Xiangtian (USA) Air Power Co., Ltd.

By:	/s/ Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer

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